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                                                                    Exhibit 21


Subsidiaries of Newmont Mining Corporation

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
              Name                              Ownership                     Place of Incorpoation
              ----                              ---------                     ---------------------
Augment Technologies                                50%                              Delaware
Canmont Mining Properties Limited                  100%                              Delaware
CG Properties, Inc.                                100%                              Delaware
Dawn Mining Company LLC                             51%                              Delaware
Elko Land and Livestock Company                    100%                               Nevada
Hospah Coal Company                                100%                              Delaware
Idarado Mining Company                            80.1%                              Delaware
Minas Congas S.R. Limitada                          40%                                Peru
Minera Penmont, S.A. de C.V.                        44%                               Mexico
Minera Santa Fe de Mexico, S.A. de C.V.            100%                               Mexico
Minera Santa Fe Pacific Chile Limitada             100%                               Chile
Minera Yanacocha, S.R.L.                            51%                                Peru
Mineracao Chega Tudo Ltda                           50%                               Brazil
New Verde Mines LLC                                100%                              Delaware
Newmont Alaska Limited                             100%                              Delaware
Newmont China Limited                              100%                              Delaware
Newmont de Mexico, S.A. de C.V.                    100%                               Mexico
Newmont Exploration of Canada Limited              100%                               Canada
Newmont Global Employment Limited Partnership      100%                              Bermuda
Newmont Gold Company                               100%                              Delaware
Newmont Grassy Mountain Corporation                100%                              Delaware
Newmont Indonesia Finance Company                  100%                              Delaware
Newmont Indonesia Investment Limited               100%                              Delaware
Newmont Indonesia Limited                          100%                              Delaware
Newmont International Services Limited             100%                              Delaware
Newmont Kazakstan Gold Limited                     100%                              Delaware
Newmont Kyrgyzstan Gold Limited                    100%                              Delaware
Newmont Laos Limited                               100%                              Delaware
Newmont Latin America Limited                      100%                              Delaware
Newmont Mineral Exploration B.V.                   100%                            Netherlands
Newmont Mineral Holdings B.V.                      100%                            Netherlands
Newmont Mines Limited                              100%                              Delaware

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
              Name                              Ownership                     Place of Incorpoation
              ----                              ---------                     ---------------------
Newmont Nevada Holdings, Inc.                      100%                               Nevada
Newmont North America                              100%                              Delaware
 Exploration Limited
Newmont Overseas Exploration Limited               100%                              Delaware
Newmont Peru Limited                               100%                              Delaware
Newmont Philippines, Inc.                          100%                            Philippines
Newmont Philippines First Resources, Inc.          100%                            Philippines
Newmont Philippines Second Resources, Inc.         100%                            Philippines
Newmont Philippines Third Resources, Inc.          100%                            Philippines
Newmont Philippines Fourth Resources, Inc.         100%                            Philippines
Newmont Philippines Fifth Resources, Inc.          100%                            Philippines
Newmont Philippines Sixth Resources, Inc.          100%                            Philippines
Newmont Philippines Investment Limited             100%                            Philippines
Newmont Realty Company                             100%                            Philippines
Newmont Second Capital Corporation                 100%                            Phillippines
Newmont Southeast Asia Limited                     100%                            Philippines
Newmont Third Capital Corporation                  100%                            Philippines
Newmont (Uzbekistan) Limited                       100%                               Cyprus
N. I. Limited                                      100%                              Bermuda
Nusa Tenggara Partnership                        56.25%                            Netherlands
PT Newmont Bengkulu Minerals                        70%                             Indonesia
PT Newmont Minahasa Raya                            80%                             Indonesia
PT Newmont Mongondow Mining                         80%                             Indonesia
PT Newmont Nusa Tenggara                            45%                             Indonesia
PT Newmont Pacific Nusantara                       100%                             Indonesia
Resurrection Mining Company                        100%                              Delaware
Rosebud Mining Company, L.L.C.                      50%                              Delaware
San Juan Basin Coal Holding Company                100%                              Delaware
Santa Fe do Brasil Empreendimentos Ltda            100%                               Brazil
Santa Fe Canadian Mining Limited                   100%                               Canada
Santa Fe Gold Corporation                          100%                             Delaware
Santa Fe Pacific Gold South America, Inc.          100%                             Delaware
Santa Fe Mining, Inc.                              100%                             Delaware
Santa Fe Mining Australia Pty Limited              100%                             Australia

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
              Name                              Ownership                     Place of Incorpoation
              ----                              ---------                     ---------------------
Santa Fe Pacific Gold Corporation                  100%                              Delaware
Saryjaz Joint Venture                               51%                             Kyrgyzstan
Sharaltyn Limited Liability Partnership            100%                             Kazakstan
Sociedad Minera Coshuro de
Responsabilidad Limitada                            65%                                Peru
Sociedad Minera de
Responsabilidad Limitada
Chaupiloma dos de Cajamarca                         40%                                Peru
Solton-Sary Joint Venture                           50%                             Kyrgyzstan
Zarafshan - Newmont Joint Venture                   50%                             Uzbekistan
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